Houlihan Lokey Reports Fiscal Year and Fourth Quarter 2021 Financial Results

– Record Fiscal Year 2021 Revenues of $1.53 billion –
– Fiscal Year 2021 Diluted EPS of $4.55 –
– Adjusted Fiscal Year 2021 Diluted EPS of $4.62 –

– Fourth Quarter Fiscal 2021 Revenues of $501 million –
– Fourth Quarter Fiscal 2021 Diluted EPS of $1.44 –
– Adjusted Fourth Quarter Fiscal 2021 Diluted EPS of $1.51 –

– Announces a 30% Increase in the Quarterly Dividend to $0.43 per Share –

LOS ANGELES and NEW YORK - May 11, 2021 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2021. For the fiscal year, revenues grew 32% to a fiscal year record of $1.53 billion, compared with $1.16 billion for the fiscal year ended March 31, 2020. For the fourth quarter ended March 31, 2021, revenues increased 65% to $501 million, compared with $303 million for the fourth quarter ended March 31, 2020.
Net income was $313 million, or $4.55 per diluted share, for the fiscal year ended March 31, 2021, compared with $184 million, or $2.80 per diluted share, for the fiscal year ended March 31, 2020. Adjusted net income for the fiscal year ended March 31, 2021 grew 51% to $317 million, or $4.62 per diluted share, compared with $211 million, or $3.20 per diluted share, for the fiscal year ended March 31, 2020.
Net income was $99 million, or $1.44 per diluted share, for the fourth quarter ended March 31, 2021, compared with $59 million, or $0.90 per diluted share, for the fourth quarter ended March 31, 2020. Adjusted net income for the fourth quarter ended March 31, 2021 was $104 million, or $1.51 per diluted share, compared with $63 million, or $0.96 per diluted share, for the fourth quarter ended March 31, 2020.
“Fiscal 2021 was a roller coaster year, with the first half led by restructuring and then followed by a very robust market for our M&A and valuation businesses. Houlihan Lokey’s employees, once again, rose to the challenge and achieved record revenues for the 9th consecutive fiscal year. Our business performed exceptionally well and all three product lines did as they were designed to do. We remain committed to building upon a business model that will continue to provide growth and stability to our stakeholders” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
Revenues	$500,704	$302,694	$1,525,452	$1,159,368
Operating expenses:
Employee compensation and benefits	317,082	186,706	971,195	737,762
Non-compensation expenses	43,346	47,333	146,100	192,005
Operating income	140,276	68,655	408,157	229,601
Other (income)/expense, net	473	(2,259)	(1,071)	(6,046)
Income before provision for income taxes	139,803	70,914	409,228	235,647
Provision for income taxes	40,437	11,900	96,457	51,854
Net income attributable to Houlihan Lokey, Inc.	$99,366	$59,014	$312,771	$183,793

Diluted earnings per share	$1.44	$0.90	$4.55	$2.80

Revenues

For the fiscal year ended March 31, 2021, revenues increased to $1.53 billion, compared with $1.16 billion for the fiscal year ended March 31, 2020. For the fiscal year, Corporate Finance (“CF”) revenues increased 24%, Financial Restructuring (“FR”) revenues increased 52%, and Financial and Valuation Advisory (“FVA”) revenues increased 17% when compared with the fiscal year ended March 31, 2020.

For the fourth quarter ended March 31, 2021, revenues increased to $501 million, compared with $303 million for the fourth quarter ended March 31, 2020. For the fourth quarter ended March 31, 2021, CF revenues increased 93%, FR revenues increased 38%, and FVA revenues increased 32% when compared with the fourth quarter ended March 31, 2020.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Year Ended March 31,
(Dollars in thousands)	2021	2020	2021	2020
Expenses:
Employee compensation and benefits	$971,195	$737,762	$953,409	$706,019
% of Revenues	63.7%	63.6%	62.5%	60.9%
Non-compensation	$146,100	$192,005	$139,527	$176,476
% of Revenues	9.6%	16.6%	9.1%	15.2%
Provision for Income Taxes	$96,457	$51,854	$116,418	$71,078
% of Pre-Tax Income	23.6%	22.0%	26.9%	25.2%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended March 31,
(Dollars in thousands)	2021	2020	2021	2020
Expenses:
Employee compensation and benefits	$317,082	$186,706	$311,531	$184,415
% of Revenues	63.3%	61.7%	62.2%	60.9%
Non-compensation	$43,346	$47,333	$42,265	$45,063
% of Revenues	8.7%	15.6%	8.4%	14.9%
Provision for Income Taxes	$40,437	$11,900	$42,410	$11,230
% of Pre-Tax Income	28.9%	16.8%	29.0%	15.1%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Year Ended March 31, 2021 Compared to the Year Ended March 31, 2020

Employee compensation and benefits expenses were $971 million for the fiscal year ended March 31, 2021, compared with $738 million for the fiscal year ended March 31, 2020. This resulted in a GAAP compensation ratio of 63.7% for the fiscal year ended March 31, 2021, compared with 63.6% for the fiscal year ended March 31, 2020. Adjusted employee compensation and benefits expenses were $953 million for the fiscal year ended March 31, 2021, compared with $706 million for the fiscal year ended March 31, 2020. This resulted in an adjusted compensation ratio of 62.5% for the fiscal year ended March 31, 2021, compared with 60.9% for the fiscal year ended March 31, 2020. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues for the year when compared with last year.

Non-compensation expenses were $146 million for the fiscal year ended March 31, 2021, compared with $192 million for the fiscal year ended March 31, 2020. Adjusted non-compensation expenses were $140 million for the fiscal year ended March 31, 2021, compared with $176 million for the fiscal year ended March 31, 2020. The decrease in GAAP and adjusted non-compensation expenses was primarily driven by lower travel, meals, and entertainment expenses and other operating expenses. The decrease in travel, meals, and entertainment expenses was primarily driven by reduced travel and entertainment activity as a result of the COVID-19 pandemic. The decrease in other operating expenses was due to a reduction in other miscellaneous costs, also driven in large part by the COVID-19 pandemic.

The provision for income taxes was $96 million, representing an effective tax rate of 23.6% for the fiscal year ended March 31, 2021, compared with $52 million, representing an effective tax rate of 22.0% for the fiscal year ended March 31, 2020. The adjusted provision for income taxes was $116 million, representing an adjusted effective tax rate of 26.9% for the fiscal year ended March 31, 2021, compared with $71 million, representing an adjusted effective tax rate of 25.2% for the fiscal year ended March 31, 2020. The increase in the Company’s GAAP and adjusted effective tax rate during the year ended March 31, 2021 relative to the year ended March 31, 2020 was primarily the result of a beneficial state true-up that occurred in the quarter ended March 31, 2020 that did not repeat in the quarter ended March 31, 2021.

Quarter Ended March 31, 2021 Compared to the Quarter Ended March 31, 2020

Employee compensation and benefits expenses were $317 million for the fourth quarter ended March 31, 2021, compared with $187 million for the fourth quarter ended March 31, 2020. This resulted in a GAAP compensation ratio of 63.3% for the fourth quarter ended March 31, 2021, compared with 61.7% for the fourth quarter ended March 31, 2020. Adjusted employee compensation and benefits expenses were $312 million for the fourth quarter ended March 31, 2021, compared with $184 million for the fourth quarter ended March 31, 2020. This resulted in an adjusted compensation ratio of 62.2% for the fourth quarter ended March 31, 2021, compared with 60.9% for the fourth quarter ended March 31, 2020. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues.

Non-compensation expenses were $43 million for the fourth quarter ended March 31, 2021, compared with $47 million for the fourth quarter ended March 31, 2020. Adjusted non-compensation expenses were $42 million for the quarter ended March 31, 2021, compared with $45 million for the fourth quarter ended March 31, 2020. The decrease in GAAP and adjusted non-compensation expenses was primarily driven by lower travel, meals, and entertainment expenses. The decrease in travel, meals, and entertainment expenses was primarily driven by reduced travel and entertainment activity as a result of the COVID-19 pandemic.

The provision for income taxes was $40 million, representing an effective tax rate of 28.9% for the fourth quarter ended March 31, 2021, compared with $12 million, representing an effective tax rate of 16.8% for the fourth quarter ended March 31, 2020. The adjusted provision for income taxes was $42 million, representing an adjusted effective tax rate of 29.0% for the fourth quarter ended March 31, 2021, compared with $11 million, representing an adjusted effective tax rate of 15.1% for the fourth quarter ended March 31, 2020. The increase in the Company’s GAAP and adjusted effective tax rate during the quarter ended March 31, 2021 relative to the quarter ended March 31, 2020 was primarily the result of a beneficial state true-up that occurred in the quarter ended March 31, 2020 that did not repeat in the quarter ended March 31, 2021.

Segment Reporting for the Fourth Quarter

Corporate Finance
CF revenues increased 93% to $301 million for the fourth quarter ended March 31, 2021, compared with $156 million for the fourth quarter ended March 31, 2020. Revenues increased primarily due to a significant increase in the number of closed transactions and the average transaction fee on closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
(Dollars in thousands)	2021	2020	2021	2020
Corporate Finance
Revenues	$300,662	$156,081	$802,853	$646,788
# of Managing Directors	120	123	120	123
# of Closed transactions (1)	151	84	360	309

Financial Restructuring
FR revenues increased 38% to $143 million for the fourth quarter ended March 31, 2021, compared with $103 million for the fourth quarter ended March 31, 2020. Revenues increased primarily due to an increase in the number of closed transactions and average transaction fee on closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
(Dollars in thousands)	2021	2020	2021	2020
Financial Restructuring
Revenues	$142,741	$103,079	$534,747	$352,517
# of Managing Directors	47	45	47	45
# of Closed transactions (1)	35	29	138	99
Financial and Valuation Advisory
FVA revenues increased 32% to $57 million for the quarter ended March 31, 2021, compared with $44 million for the fourth quarter ended March 31, 2020. Revenues increased primarily due to an increase in the number of fee events and average fee per fee event.

	Three Months Ended March 31,		Year Ended March 31,
(Dollars in thousands)	2021	2020	2021	2020
Financial and Valuation Advisory
Revenues	$57,301	$43,534	$187,852	$160,063
# of Managing Directors	31	30	31	30
# of Fee Events (1)	765	624	1,540	1,385
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.43 per share of Class A and Class B common stock. The dividend will be payable on June 15, 2021 to stockholders of record as of the close of business on June 2, 2021.

As of March 31, 2021, the Company had $1.1 billion of cash and cash equivalents and investment securities, and $56 million of other liabilities and loans payable to former shareholders.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Tuesday, May 11, 2021, to discuss its full year and fourth quarter fiscal 2021 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from May 11, 2021 through May 18, 2021, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13718782#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and is expected to continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 M&A advisor for the past six consecutive years in the U.S., the No. 1 global restructuring advisor for the past seven consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	March 31, 2021	March 31, 2020
Assets
Cash and cash equivalents	$846,851	$380,373
Restricted cash	373	373
Investment securities	208,618	135,389
Accounts receivable, net of allowance for credit losses	108,409	80,912
Unbilled work in process, net of allowance for credit losses	118,115	39,821
Income taxes receivable	—	4,282
Deferred income taxes	28,332	6,507
Property and equipment, net	46,370	42,372
Operating lease right-of-use assets	152,031	135,240
Goodwill and other intangibles, net	866,221	812,844
Other assets	50,747	38,890
Total assets	$2,426,067	$1,677,003

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$648,399	$420,376
Accounts payable and accrued expenses	67,468	53,883
Deferred income	27,868	26,780
Income taxes payable	68,339	—
Deferred income taxes	52	664
Loans payable to former shareholders	818	1,393
Loan payable to non-affiliate	—	3,283
Operating lease liabilities	174,516	154,218
Other liabilities	55,046	32,024
Total liabilities	1,042,506	692,621

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 51,245,442 and 46,178,633 shares, respectively	51	46
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 16,951,696 and 19,345,277 shares, respectively	17	19
Additional paid-in capital	803,573	649,954
Retained earnings	600,096	377,471
Accumulated other comprehensive (loss)	(20,176)	(43,108)
Total stockholders' equity	1,383,561	984,382
Total liabilities and stockholders' equity	$2,426,067	$1,677,003

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2021	2020	2021	2020
Revenues	$500,704	$302,694	$1,525,452	$1,159,368
Operating expenses:
Employee compensation and benefits	317,082	186,706	971,195	737,762
Travel, meals, and entertainment	2,111	9,185	6,527	41,945
Rent	9,223	10,239	39,233	44,693
Depreciation and amortization	3,937	5,011	15,228	17,291
Information technology and communications	9,114	7,427	31,646	26,904
Professional fees	8,259	5,210	24,681	21,704
Other operating expenses	10,702	10,261	28,785	39,468
Total operating expenses	360,428	234,039	1,117,295	929,767
Operating income	140,276	68,655	408,157	229,601
Other (income)/expense, net	473	(2,259)	(1,071)	(6,046)
Income before provision for income taxes	139,803	70,914	409,228	235,647
Provision for income taxes	40,437	11,900	96,457	51,854
Net income attributable to Houlihan Lokey, Inc.	$99,366	$59,014	$312,771	$183,793

Weighted average shares of common stock outstanding:
Basic	66,104,427	62,011,301	65,785,042	62,152,870
Fully diluted	68,899,634	65,590,918	68,671,248	65,725,516
Earnings per share
Basic	$1.50	$0.95	$4.75	$2.96
Fully diluted	$1.44	$0.90	$4.55	$2.80

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except per share data)	2021	2020	2021	2020
Revenues	$500,704	$302,694	$1,525,452	$1,159,368

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$317,082	$186,706	$971,195	$737,762
(Less)/plus: Pre-IPO grant vesting	—	(6,055)	—	(24,324)
(Less)/plus: Acquisition related retention payments	(5,551)	3,764	(17,786)	(7,419)
Employee compensation and benefits expenses (adjusted)	311,531	184,415	953,409	706,019

Non-compensation expenses
Non-compensation expenses (GAAP)	$43,346	$47,333	$146,100	$192,005
(Less)/plus: Secondary offering related costs	—	—	(418)	(665)
(Less)/plus: Acquisition related costs	—	—	(1,258)	(579)
(Less)/plus: Acquisition amortization	(1,081)	(2,270)	(4,161)	(7,454)
(Less)/plus: Oracle ERP implementation	—	—	(736)	—
(Less)/plus: London office buildout	—	—	—	(6,831)
Non-compensation expenses (adjusted)	42,265	45,063	139,527	176,476

Operating income
Operating income (GAAP)	$140,276	$68,655	$408,157	$229,601
(Less)/plus: Adjustments (1)	6,632	4,561	24,359	47,272
Operating income (adjusted)	146,908	73,216	432,516	276,873

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$473	$(2,259)	$(1,071)	$(6,046)
Less/(plus): Reduction of acquisition earnout liabilities	—	1,220	—	1,220
Other (income)/expense, net (adjusted)	473	(1,039)	(1,071)	(4,826)

Provision for income taxes
Provision for income taxes (GAAP)	$40,437	$11,900	$96,457	$51,854
(Less)/plus: Impact of the excess tax benefit for stock vesting	—	—	13,408	7,605
Adjusted provision for income taxes	40,437	11,900	109,865	59,459
(Less)/plus: Resulting tax impact (2)	1,973	(670)	6,553	11,619
Provision for income taxes (adjusted)	42,410	11,230	116,418	71,078

Net income
Net income (GAAP)	$99,366	$59,014	$312,771	$183,793
(Less)/plus: adjustments (3)	4,659	4,011	4,398	26,828
Net income (adjusted)	104,025	63,025	317,169	210,621

Diluted EPS (GAAP)	$1.44	$0.90	$4.55	$2.80
Diluted EPS (adjusted)	$1.51	$0.96	$4.62	$3.20
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.